Exhibit 99.1

Media Contact

Jess Page

QLogic Corporation

jess.page@qlogic.com

949-542-1455

Investor Contact

Doug Naylor

QLogic Corporation

doug.naylor@qlogic.com

949-542-1330

QLOGIC ANNOUNCES APPROVAL OF A

$125 MILLION STOCK REPURCHASE PROGRAM

ALISO VIEJO, Calif., Nov. 17, 2015—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced that its board of directors has authorized a program to repurchase up to $125 million of the company’s outstanding common stock over a period of up to two years from the initial purchase under the new program.

Follow QLogic @ twitter.com/qlogic

QLogic – the Ultimate in Performance
QLogic (Nasdaq:QLGC) is a global leader and technology innovator in high performance server and storage networking connectivity products. Leading OEMs and channel partners worldwide rely on QLogic for their server and storage networking solutions. For more information, visit www.qlogic.com.